EXHIBIT 99.1
Workstream Inc. Announces First Quarter Fiscal 2010 Results

Maitland, FL – October 15, 2009 – Workstream Inc. (WSTM.OB), a leading provider of on-demand compensation, performance and talent management software that helps companies manage the entire employee lifecycle, today announced financial results for the first quarter ended August 31, 2009.

First Quarter Highlights Include:

•	Positive EBITDA of $50,000
•	Release of the latest version of TalentCenter’s Pay-for-Performance software at HR Tech, integrating non-cash Rewards and Recognition
•	Release of new Workstream Recruitment module including 10,000 skill and behavior-based competencies
•	Winning place on Annual Software 500
•	6FigureJobs named a Top 100 board

“The first quarter of F2010 was a productive one for Workstream. In addition to attaining an EBITDA positive quarter, we released two significant enhancements to our software. We believe that we now have the only enterprise-level platform in which multi-national employers can award cash and non-cash compensation in an integrated solution, to reward and retain top performers. Workstream anticipates that employers, having reduced workforces, wages and bonuses, will have an increasing need to manage variable pay in the future to retain their most productive employees,” said Chief Executive Officer, Steve Purello.

Purello added, “In addition, we released a module of our Workstream recruitment software, which includes over 10,000 skill- and behavior-based competencies that employers can use to build proper job descriptions today, and gauge worker’s performance in the future.”

Workstream delivered the following results for the quarter ended August 31, 2009:

Revenues were $4.2 million compared to $5.6 million during the same period last year.

EBITDA was $49,549, compared to nearly $(1.5) million during the same period last year.

Net loss for the period in accordance with accounting principles generally accepted in the United States, or GAAP, was $(359,882) compared to $(2,051,582) during the same period last year. Loss per common share for the quarter was $(.01) with approximately 57 million weighted-average shares outstanding compared to a loss of $(0.04) with approximately 52 million weighted-average shares outstanding during the same period last year.

EBITDA is a non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities including non-cash transactions. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss from continuing operations before interest, taxes, depreciation and amortization, other income and expense, including effects of foreign currency gains or losses, non-cash stock related compensation, gain or loss on asset disposals or impairment, merger and acquisition costs, and non-recurring goodwill impairment, if applicable.  Following the financial statements attached is a reconciliation of net loss to EBITDA and EBITDA per share that should be read in conjunction with the financial statements.

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About Workstream

Workstream provides on-demand compensation, performance and talent management solutions and services that help companies manage the entire employee lifecycle–from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high-performing workforces, while controlling costs. With offices across North America, Workstream services customers including Kaiser Permanente, Marshfield Clinic, Chevron, The Gap, Nordstrom and several government agencies. For more information visit www.workstreaminc.com or call (407) 475-5500.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure to negotiate the final terms of definitive agreements giving effect to the proposed note restructuring; in the event a restructuring of our indebtedness is not consummated, if an event of default should occur and be continuing with respect to such indebtedness; inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

WORKSTREAM INC.
CONSOLIDATED BALANCE SHEETS

	August 31, 2009	May 31, 2009
ASSETS:	(Unaudited)
Current assets:
Cash and cash equivalents	$1,068,224	$1,643,768
Accounts receivable, net	2,421,743	2,746,360
Prepaid expenses and other assets	148,851	146,609
Total current assets	3,638,818	4,536,737

Equipment, net	753,005	757,050
Other assets	30,990	30,990
Acquired intangible assets, net	-	21,500
Goodwill	17,729,448	17,729,448

TOTAL ASSETS	$22,152,261	$23,075,725

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$1,891,633	$1,856,892
Accrued liabilities	2,901,781	2,924,145
Accrued compensation	382,647	526,935
Senior secured notes payable and accrued interest	20,667,195	20,158,044
Embedded put derivative	521,026	493,693
Current portion of long-term obligations	205,424	199,516
Deferred revenue	1,936,782	2,591,328
Total current liabilities	28,506,488	28,750,553

Long-term obligations less current portion	242,347	124,594
Deferred revenue – long term	1,091	-
Common stock warrant liability	425,600	-
Total liabilities	29,175,526	28,875,147

Commitments and Contingencies

STOCKHOLDERS’ DEFICIT:
Preferred stock, no par value	-	-
Common stock, no par value	113,668,376	113,668,376
Additional paid-in capital	17,965,944	18,269,589
Accumulated other comprehensive loss	(883,790)	(861,074)
Accumulated deficit	(137,773,795)	(136,876,313)
Total stockholders’ deficit	(7,023,265)	(5,799,422)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$22,152,261	$23,075,725

WORKSTREAM INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended
	August 31, 2009	August 31, 2008
Revenues:
Software	$1,502,211	$1,791,457
Professional services	234,338	721,971
Rewards	1,527,930	1,518,915
Career networks	947,266	1,520,544
Revenues, net	4,211,745	5,552,887

Cost of revenues	1,289,688	1,602,470

Gross profit	2,922,057	3,950,417

Operating expenses:
Selling and marketing	456,668	1,302,607
General and administrative	2,021,856	2,925,486
Research and development	429,139	1,302,102
Amortization and depreciation	281,777	480,774
Total operating expenses	3,189,440	6,010,969

Operating loss	(267,383)	(2,060,552)

Other income (expense):
Interest income and expense, net	(514,075)	3,590
Change in fair value of warrants and derivative	423,467	-
Other income and expense, net	(1,602)	38,859
Other income (expense)	(92,210)	42,449

Loss before income tax expense	(359,593)	(2,018,103)

Income tax expense	(289)	(33,479)

NET LOSS	$(359,882)	$(2,051,582)

Basic and diluted loss per share	$(0.01)	$(0.04)

Net loss	$(359,882)	$(2,051,582)
Comprehensive loss:
Foreign currency translation adjustments	(22,716)	3,912

COMPREHENSIVE LOSS	$(382,598)	$(2,047,670)

WORKSTREAM INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	August 31, 2009	August 31, 2008
Cash flows provided by (used in) operating activities:
Net loss	$(359,882)	$(2,051,582)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	281,777	480,774
Leasehold inducement amortization	6,270	(13,582)
Provision for bad debt	152,034	168,608
Loss on sale or disposal of equipment	-	-
Stock related compensation	35,155	93,687
Change in fair value of warrants and derivative	(423,467)	-
Net change in components of working capital:
Accounts receivable	172,583	(327,661)
Prepaid expenses and other assets	(2,242)	154,231
Accounts payable	122,689	(247,135)
Accrued liabilities	486,787	459,674
Accrued compensation	(144,288)	(394,542)
Deferred revenue	(653,455)	(238,660)
Net cash used in operating activities	(326,039)	(1,916,188)

Cash flows provided by (used in) investing activities:
Purchase of equipment	(99,385)	(8,641)
Decrease in restricted cash	-	(34,385)
Proceeds from short-term investments	-	9,091
Net cash provided by (used in) investing activities	(99,385)	(33,935)

Cash flows provided by (used in) financing activities:
Repayment of long-term obligations	(128,566)	(78,979)
Net cash provided by (used in) financing activities	(128,566)	(78,979)

Effect of exchange rate changes on cash and cash equivalents	(21,554)	(96,284)

Net increase (decrease) in cash and cash equivalents	(575,544)	(2,125,386)
Cash and cash equivalents, beginning of period	1,643,768	3,435,337

Cash and cash equivalents, end of period	$1,068,224	$1,309,951

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$7,774	$15,009
Taxes	$7,225	$-

Supplemental schedule of non-cash investing and financing activities:
Equipment acquired under capital leases	$160,042	$-
Cumulative effect of change in accounting principle for warrant classification	$876,400	$-
Exchange of warrant liability for senior secured notes payable	$-	$19,000,000

WORKSTREAM INC.
EBITDA, as adjusted

	Three Months Ended
	August 31, 2009	August 31, 2008
Net loss, per GAAP	$(359,882)	$(2,051,582)
Interest income and expense, net	514,075	(3,590)
Income tax expense	289	33,479
Amortization and depreciation	281,777	480,774
Stock related compensation	35,155	93,687
Change in fair value of warrants and derivative	(423,467)	-
Other income and expense, net	1,602	(38,859)
Loss on sale or disposal of equipment	-	-
Merger and acquisition costs	-	16,017
Adjusted EBITDA income (loss)	$49,549	$(1,470,074)

Weighted average number of common shares outstanding-basic	56,993,312	52,442,818

Weighted average number of common shares outstanding-diluted	56,993,312	52,442,818

Basic & diluted earnings (loss) per share, per GAAP	$(0.01)	$(0.04)

Basic & diluted EBITDA earnings (loss) per share	$0.00	$(0.03)

EBITDA and EBITDA per share are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities including non-cash transactions. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss from continuing operations before interest, taxes, depreciation and amortization, other income and expense, including effects of foreign currency gains or losses, non-cash stock related compensation, gain or loss on asset disposals or impairment, merger and acquisition costs, and non-recurring goodwill impairment, if applicable.